UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 31, 2017

Date of Report (Date of earliest event reported)

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2201 Landmeier Road, Elk Grove Village, Illinois 60007

(Address of principal executive offices)                                           (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.Entry into a Material Definitive Agreement.

On Friday, March 31, 2017, SigmaTron International, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Agreement”) with U.S. Bank National Association (“USB”), pursuant to which USB has agreed to provide the Company with a revolving credit facility of up to $35,000,000 (the “Facility”).  The Facility replaced the Company’s senior secured revolving credit facility (the “Prior Facility”) with Wells Fargo Bank, National Association  (“Wells Fargo”), which had a credit limit of up to $30,000,000.

The Facility is collateralized by substantially all of the assets of the Company (excluding real estate assets, inventory located outside of the United States that is ashore and not aboard a vessel and certain specified factored accounts).    The Facility allows the Company to choose among interest rates at which it may borrow funds:  USB’s announced prime rate plus zero percent or LIBOR plus one and one half percent.  Interest is paid either monthly (in the case of a loan for which the chosen interest rate is based on USB’s prime rate) or the LIBOR period (1, 2 or 3 months) chosen by the Company.  Under the Facility, the Company may borrow up to the lesser of (i) $35,000,000 or (ii) an amount equal to a percentage of the eligible account receivable borrowing base plus a percentage of the inventory borrowing base (collectively, “Borrowing Base”).  Effective upon the initial borrowing under the Facility on March 31, 2017, there was an approximately  $22,500,000 outstanding balance and $8,800,000 of unused availability under the Facility.  Under the Agreement, the Company is required to be in compliance with a financial covenant.  At March 31, 2017, the Company was in compliance with its financial covenant.

In connection with entering into the Agreement and establishing the Facility, on March 31, 2017, the Company entered into a Third Amendment to Third Amended and Restated Credit Agreement (the “Amendment”) entered into as of October 31, 2014, with Wells Fargo Bank, National Association, which Amendment served to remove the Prior Facility from the Third Amended and Restated Credit Agreement (as amended, the “Wells Fargo Credit Agreement”) between the Company and Wells Fargo.  In connection with the removal of the Prior Facility, certain (but not all) of the covenants in the Wells Fargo Credit Agreement were removed and Wells Fargo released its liens on the Company’s personal property assets that were related to the Prior Facility.  Other than as set forth above and as it relates to the following sentence, the remainder of the material terms of the Wells Fargo Credit Agreement remain unchanged.  In connection with the Amendment, the Company entered into modifications of its mortgages with Wells Fargo on the Company’s properties in Elk Grove Village, Illinois and Elgin, Illinois with the purpose of cross-collateralizing those mortgage loans.

ITEM 1.02.Termination of a Material Definitive Agreement.

The primary purpose and use of the Company’s initial borrowing under the Facility discussed in response to Item 1.01 above was to pay off the Company’s outstanding obligations under the Prior Facility.  In connection therewith, Wells Fargo terminated that certain Fifth Amended and Restated Revolving Line of Credit Note made by the Company and delivered to Wells Fargo on January 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2017		SIGMATRON INTERNATIONAL, INC.
	By:	/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: President and Chief Executive Officer